Exhibit 10.2

October 16, 2015

AMENDMENT TO 12% ISSUE DISCOUNT CONVERTIBLE DEBENTURE DATED JULY 29, 2015

Definitions. For the purposes hereof, in addition to the terms defined elsewhere in these Amendments, capitalized terms not otherwise defined herein shall have the meanings set forth in the 12% Original Issue Discount Convertible Debenture (the “Debenture”) and in the Securities Purchase Agreement (the “Purchase Agreement”).

Reference is made to the Debenture, with an original issue date of July 29, 2015 (the “Original Issue Date”), pursuant to which Catasys, Inc., a Delaware corporation (the “Company”), has promised to pay to Acuitas Group Holdings, LLC, or its registered assigns (the “Holder”), the principal sum of $3,553,030.10.

The Debenture is hereby amended so that the maturity date is January 18, 2017, instead of January 18, 2016.

This Amendment also confirms that, pursuant to Section 4 of the Debenture, at any time after the Original Issue Date until the Debenture is no longer outstanding, the Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. Pursuant to Section 6(e) of the Debenture, if at any time the Company provides the Holder with a Mandatory Redemption Notice in accordance with Section 6(d), until such time as the Mandatory Redemption Price is paid in full, the principal amount subject to redemption may be converted, in whole or in part, by the Holder into Common Stock.

Except as amended herein, the Debenture remains in full force and effect.

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

Reference is made to the Purchase Agreement, dated July 29, 2015, between the Company and each Purchaser identified on the signature pages thereto.

Section 4.17 of the Purchase Agreement is hereby amended so that the date by which the Company must consummate a qualified public offering with gross proceeds of at least $5 million without incurring liquidated damages (the “Offering Failure Date”) is extended from December 31, 2015 to June 30, 2016.

Except as amended herein, the Purchase Agreement remains in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

catasys, inc.

By:	/s/ Susan Etzel
Name: Susan Etzel
Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

ACUITAS GROUP HOLDINGS, LLC

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Managing Member

With a copy to (which shall not constitute notice):